Exhibit 10.17

December 28, 2006

Pequot Private Equity Fund III, L.P.

c/o Pequot Capital Management, Inc.

500 Nyala Farm Road

Westport, CT 06880

Attention: Aryeh Davis

   Carlos Rodrigues

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement, dated as of December 30, 2005 (as amended, the “Agreement”) as amended, by and among Irvine Sensors Corporation and the purchasers listed on the signature pages thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

Notwithstanding anything to the contrary in the Side Letter, Pequot Private Equity Fund III, L.P. hereby waives its right to designate a director to serve on the Company’s Board of Directors.

In addition, notwithstanding anything to the contrary contained in the Notes, Warrants or any other Transaction Document, the Company and the Purchasers hereby agree that the maximum number of shares of Common Stock that may be acquired at any particular time by any Purchaser upon any exercise of Warrants and/or a conversion of Notes shall be limited to the extent necessary to insure that, following such conversion, exercise and/or payment (or other issuance), the total number of shares of Common Stock then beneficially owned by such Purchaser and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Purchaser’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise, conversion or other issuance). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to herein shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions herein or in any Transaction Document) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation.

In consideration of its agreements under this letter, the Company shall pay to Pequot on the date hereof, by wire transfer of available funds, $25,000 (the “Fee”) in accordance with the instructions set forth on Exhibit A hereto.

This letter (including the provisions set forth in the second and third paragraphs above) shall terminate and no longer be of any force or effect (except that the Fee shall be non-refundable) and all rights of Pequot Private Equity Fund III, L.P., and all obligations of the Company, under the Side Letter shall be reinstated, on March 7, 2007, unless the Company has prior to such date consummated a refinancing of its outstanding indebtedness, including a repayment or assignment of all Notes held by Pequot Private Equity Fund III, L.P. and its affiliates.

This letter shall be governed by and construed in accordance with the laws of the State of New York and each of the parties hereto irrevocably consents to the exclusive jurisdiction of all courts, federal and state, located in the City of New York for the adjudication of any dispute arising hereunder. This letter is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. This letter may not be amended or waived except in writing, by a document executed by the Company and the Purchasers. This letter may be executed in two or more counterparts, together constituting one agreement, and may be executed by facsimile, having the same force as if originally executed.

Very truly yours,

IRVINE SENSORS CORPORATION

By:	/s/ JOHN C. CARSON
Name:	John C. Carson
Title:	President & CEO

Accepted:

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc.,
its Investment Manager

By:	/s/ CARLOS RODRIGUES
Name:	Carlos Rodrigues
Title:	Chief Financial Officer – Pequot Ventures

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc.,
its Investment Manager

By:	/s/ CARLOS RODRIGUES
Name:	Carlos Rodrigues
Title:	Chief Financial Officer – Pequot Ventures

EXHIBIT A

Wire Transfer Instructions

Fee:

Pequot Private Equity Fund III, L.P.:	$21,911.23
Pequot Offshore Private Equity Partners III, L.P.	$3,088.77

Total:	$25,000.00

Wiring Instructions:

Pequot Private Equity Fund III, L.P.:

CITIBANK, N.Y. ABA # 021-000-089

MORGAN STANLEY A/C # 388-90774

FOR THE ACCOUNT OF: Pequot Private Equity Fund III, L.P.

MORGAN STANLEY A/C # 038-11136

Pequot Offshore Private Equity Partners III, L.P.:

CITIBANK, N.Y. ABA # 021-000-089

MORGAN STANLEY A/C # 388-90774

FOR THE ACCOUNT OF: Pequot Offshore Private Equity Partners III, L.P.

MORGAN STANLEY A/C # 038-11926